EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Lightbridge Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2021, relating to the consolidated financial statements of Lightbridge Corporation, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 25, 2021